EXHIBIT 10.2

Promissory Note to be dated and executed by Dtomi, Inc. at closing in the principal amount of eight hundred thousand dollars ($800,000) naming as payees Michael Alon and Michael Korff as agents for the Network 60 Share Owners.

                                 PROMISSORY NOTE

$800,000.00                                        Dated: as of October 31, 2002

     FOR VALUE RECEIVED, DTOMI, INC. a Nevada corporation (the "Maker") promises to pay to the order of MICHAEL ALON AND MICHAEL KORFF, as agents for the Network60 Share Owners (the "Secured Party") at ____________________________,
New York, the principal amount of $800,000.00 with interest at the rate set forth below on October 31, 2003. Maker shall pay interest on the unpaid principal balance, at the rate set forth below, monthly, commencing on the 30th day of November 2002 and on the last day of each month thereafter until October 31, 2003 (the "Maturity Date") when the full unpaid principal balance plus interest shall become due and payable. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal amount is paid in full at 5% per annum in excess of the rate of interest set forth herein.

     The rate of interest shall be 6% per annum.

     This note is the note referred to in a certain Share Exchange Agreement dated September 30, 2002 between Maker and Michael Alon and Michael Korff, et al, and secured by that certain security agreement and pledge agreement of even date herewith and related documents (collectively the "Security Documents"). All capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Share Exchange Agreement.

     Notwithstanding anything contained herein to the contrary, the Maker shall make a mandatory prepayment of principal commencing November 30, 2002 and monthly thereafter on the last day of each month until the Maturity Date equal to the monthly revenues (as that term is defined in Section 1.1.3 of the Share Exchange Agreement) received during such calendar month.

     It is expressly agreed that, the obligations of the Maker to the Secured Party arising under this note shall immediately become due and payable on the happening of any default or event constituting an event of default under the Security Documents.

     The Maker may prepay the indebtedness evidenced by this note in whole or in part upon at least five (5) days prior written notice to the Secured Party, provided that no Event of Default shall then exist. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. All prepayments shall be applied by Secured Party in payment of the installments due hereunder in the inverse order of their maturities.

     The Maker waives presentment, demand for payment, notice of dishonor, protest and notice of protest and consents to any or all delays, extensions of time, renewals, releases of any party to this note and of any available security thereof and any and all waivers or modifications that may be granted or consented to by the Secured Party with regard to the time of payment or with respect to any other provisions of this note and agrees that no such action or failure to act on the part of the Secured Party shall be construed as a waiver by the Secured Party of, or otherwise affect, its right to avail itself of any remedy with

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respect  thereto.  MAKER  WAIVES THE RIGHT TO TRIAL BY JURY AND AGREES  THAT THE
VENUE OF ANY LITIGATION ARISING UNDER THIS NOTE SHALL BE IN NEW YORK COUNTY.

     The Maker agrees that in the event it becomes necessary for the Secured Party to take any legal action to declare, enforce or adjudicate any of its rights hereunder, that in addition to all other sums due hereunder it will promptly reimburse the Secured Party for any court costs, expenses and/or disbursements and reasonable attorney's fees.

     This note may not be changed, modified or discharged in whole or in part and no right or remedy of the Secured Party hereunder or under any other agreement may be waived except upon written agreement signed by the Secured Party and such waiver shall be effective only in the specific instance for which given. The terms and provisions of this note shall survive the payment, renewal, extension, cancellation or surrender of this note. Any provision hereunder which may prove unenforceable under any law shall not affect the validity of any other provision hereof. This note shall be governed by and construed under the laws of the State of New York and applicable Federal law.

     IN WITNESS WHEREOF, the undersigned has duly executed this note as of the day and year first above written.

                                        DTOMI, Inc.


                                        By:____________________________
                                        Name:
                                        Title:

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